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                                                                    EXHIBIT 10.1

                                PROMISSORY NOTE


$220,000                                                   Camarillo, California
                                                                 August 30, 1996



     FOR VALUE RECEIVED, VIEW TECH, INC., a California corporation (the "Payor"), promises to pay to the order of ANDREW W. JAMISON, his its heirs, beneficiaries, and successors (the "Payee") at 18 Winding Way, Plymouth, Massachusetts 02360, or at such other place as might be designated in writing by the Payee, the principal sum of Two Hundred Twenty Thousand and 00/100 Dollars ($220,000.00) or so much thereof that remains unpaid, together with interest thereon at the rate of ten (10%) percent per annum. Interest will be calculated on the basis of the actual days elapsed based on a per diem charge computed over a year composed of three hundred sixty (360) days.

     Principal and interest will be paid as follows: The Payor shall make two
(2) equal installments of $110,000, including all accrued and unpaid interest, on (i) October 15, 1996, and (ii) December 16, 1996. Interest due shall be calculated from August 30, 1996.

     Payments under this Note will be recorded by the Payor, which will be prima facie evidence of such payments and the unpaid balance of this Note, absent a showing of manifest error.

     The Payor will have the right at any time and from time to time to prepay the unpaid principal balance of this Note in whole or in part without penalty, but with interest on the unpaid principal balance accrued to the date of prepayment.

     The Payor agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Payee's rights under this Note or otherwise relating to the indebtedness hereby evidenced, the Payor will pay the Payee's reasonable attorneys' fees, all court costs and all other expenses incurred by the Payee in connection therewith. The Payee may collect a late charge equal to five percent (5%) of each payment which is not received by the Payee within ten (10) days after the due date of such payment. Such late charge represents the estimate of reasonable compensation for the loss which will be sustained by the Payee arising from the Payor's failure to make timely payments and may be collected without prejudice to the rights of the Payee to collect any other amounts arising from the occurrence of an Event of Default. During the existence of any Event of Default, the Payee may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing payment of this indebtedness as the Payee determines from time to time.

     This Note is issued by the Payor and accepted by the Payee pursuant to a merger transaction negotiated, consummated and to be performed in the States of California and Massachusetts. This Note is to be construed according to the internal laws of the State of California. All actions with respect to this Note will be instituted in a state court sitting in Ventura County, California or in a federal district court for the Central District of California or in a state court sitting in Suffolk County, Massachusetts or in a federal district court for the Eastern Division of the District Court of Massachusetts. By the execution of this Note, the Payor irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (a) any objection the Payor might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

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     This Note is not assignable by the Payee because the Payor's obligations are limited to the extent that the Payee breaches any of its representations and warranties set forth in the Merger Agreement.

     On the breach by the Payor of any provision of this Note, at the option of the Payee, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Payee might elect, regardless of the date of maturity of this Note in accordance with the provisions of this Note. Failure by the Payee to exercise such option will not constitute a waiver of the right to exercise the same on the occurrence of any subsequent Event of Default.

          This Note is intended to strictly conform with all usury laws to the extent applicable to the transactions contemplated hereby. The provisions of this Note and of all agreements between the Payor and the Payee are hereby expressly limited so that in no contingency or event whatsoever, shall the amount contracted for, charged, paid or agreed to be paid to the Payee exceed the maximum rate permitted by law therefor. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between the Payor and the Payee shall, at the time of the execution and delivery thereof, or at the time or performance of such provision shall be due, involve or purport to require any payment in excess of the limits prescribed by law, the obligation to be performed or fulfilled shall be reduced automatically to the limit prescribed by law without the necessity of the execution of any amendment or new document.

          The following events shall be deemed "Events of Default:"

     a.   Nonpayment.  The nonpayment when due of any installment of interest or
          ----------
          principal owing under this Note within 5 days of the date of written notice of such non-payment.

     b.   Breach of Agreement.  The failure by the
          -------------------
          Payor to perform or observe any written representation, warranty or agreement provided to Payee.


     c. Representations and Warranties. Any representation, statement, certificate, schedule or report made or furnished to the Payee by or on behalf of the Payor proves to be false or erroneous in any respect at the time of the making thereof.

     d.   Insolvency; Bankruptcy.  The insolvency (meaning an inability to pay
          ----------------------
          debts as the same become due or the existence of liabilities in excess of assets) of Payor, or the institution of bankruptcy, reorganization, liquidation, receivership or conservatorship proceeding by or against Payor.

          Judgment.  Entry by any court of a final uninsured judgment against
          --------
          Payor which is not discharged or stayed to the satisfaction of the Payee.

     f.   Adverse Change. The occurrence of a material adverse change subsequent
          --------------
          to the Payor's June 30, 1996 Balance Sheet in the financial condition, business, operations, assets, properties, or prospects of Payor.

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     g.   Corporate Existence. Any act or omission (formal or informal) of
          -------------------
          Payor or its officers, directors or shareholders leading to, or resulting in, the termination, invalidation (partial or total), revocation, suspension, interruption or unenforceability of its corporate existences, rights, licenses, franchises or permits, or the transfer or disposition (whether by sale, lease or otherwise) to any person of all or a substantial part of their property.

     Within five (5) business days of the date of written notice (the "Cure Period") of the occurrence of an Event of Default as defined herein, Payor shall cure any such Event of Default.

          IN WITNESS WHEREOF, the Payor has executed this instrument effective the date first above written.

Payor:              VIEW TECH, INC.



                    By:  /s/ William M. McKay
                       ---------------------------------------------------------
                    Name:  William M. McKay
                    Title:  Chief Financial Officer

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